Exhibit 4.5
FORM OF
DISCOVERY COMMUNICATIONS, INC.
and
Computershare Trust Company, N.A., as Rights Agent
RIGHTS AGREEMENT
Dated as of [                    ], 2008

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RIGHTS AGREEMENT
          Rights Agreement, dated as of [                    ], 2008 (“Agreement”), between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association, as Rights Agent (the “Rights Agent”).
          WHEREAS, the Company is a party to the Merger Agreement, dated as of June 4, 2008 (the “Merger Agreement”), by and among Discovery Holding Company, a Delaware corporation (“DHC”), the Company and DHC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into DHC with DHC as the surviving corporation in the Merger, and, in the Merger, each outstanding share of common stock of DHC will be converted into shares of common stock of the Company.
          WHEREAS, the Board of Directors of the Company has, subject to the consummation of the Merger, declared a dividend of preferred share purchase rights to holders of the Company’s Common Stock and Convertible Preferred Stock of record as of immediately after the effectiveness of the Merger (the “Record Date”). The dividend consists of one Series A Right for each share of Series A Common Stock and each share of Series A Convertible Preferred Stock outstanding on the Record Date, one Series B Right for each share of Series B Common Stock outstanding on the Record Date and one Series C Right for each share of Series C Common Stock and Series C Convertible Preferred Stock outstanding on the Record Date, respectively. The Board has also directed the issuance of one Series A Right, Series B Right or Series C Right, as applicable, with respect to each share of Series A Common Stock, Series A Convertible Preferred Stock, Series B Common Stock, Series C Common Stock or Series C Convertible Preferred Stock, as applicable, that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date. All capitalized terms used in this paragraph are defined in Section 1 of this Agreement, and the foregoing provisions are subject to adjustment as provided herein.
          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated:
          (a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the number of shares of Common Stock then outstanding, but shall not include an Exempt Person, but only so long as such Person continues to be an Exempt Person; provided, however, that if such Exempt Person fails to meet the requirements set forth herein as an Exempt Person, then such Person shall, to the extent such Person Beneficially Owns 10% or more of the shares of Common Stock at the time outstanding, be deemed to be an Acquiring Person for purposes of this Agreement, unless such Person ceased to be an Exempt Person as a result of a Transfer (as such term is defined in the Certificate of Incorporation) of all of the shares of Series A Convertible Preferred Stock (and Series A Conversion Shares) Beneficially Owned by such Person, in which case such Person shall not be deemed to be or to have become an “Acquiring

Person” for any purposes of this Agreement unless and until such Person shall, following such Transfer, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock)); provided, however, that (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) although such Person was aware of the extent of its Beneficial Ownership of Common Stock, such Person had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise Beneficially Own 10% or more of the number of shares of Common Stock then outstanding; (ii) if, as of the effectiveness of the Merger, any Person is the Beneficial Owner of 10% or more of the number of shares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the effectiveness of the Merger, become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 10% or more of the number of shares of Common Stock then outstanding; and (iii) no Person shall become an “Acquiring Person” as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock Beneficially Owned by such Person to 10% or more of the number of shares of Common Stock then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the number of shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 10% or more of the number of shares of Common Stock then outstanding. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), as in effect on the date hereof.
          (b) “Adjusted Maximum Amount” with respect to any Limited ANPP Permitted Transferee shall mean the Maximum Amount reduced by the number of outstanding

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shares of Series C Convertible Preferred Stock (and Series C Conversion Shares) Beneficially Owned by the ANPP Stockholder Group or a Limited ANPP Permitted Transferee immediately after giving effect to the acquisition of outstanding shares of Convertible Preferred Stock by such Limited ANPP Permitted Transferee.
          (c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.
          (d) “ANPP” shall mean Advance/Newhouse Programming Partnership, a New York general partnership.
          (e) “ANPP Permitted Transferee” shall mean (i) ANPP or the member of the ANPP Stockholder Group that acquires record and Beneficial Ownership of shares of Convertible Preferred Stock from the Company upon the effectiveness of the Merger and such other member or members of the ANPP Stockholder Group acquiring record and Beneficial Ownership of shares of Convertible Preferred Stock (or Conversion Shares) from another member of the ANPP Stockholder Group, or (ii) the Person that acquires record and Beneficial Ownership from a member of the ANPP Stockholder Group or another ANPP Permitted Transferee of (x) all of the outstanding shares of Series A Convertible Preferred Stock (and Series A Conversion Shares), including any shares of Convertible Preferred Stock (and Conversion Shares) that are Escrow Shares and (y) a number of outstanding shares of Series C Convertible Preferred Stock (or Series C Conversion Shares) so that, immediately after such acquisition, the number of shares of Common Stock Beneficially Owned by the ANPP Stockholder Group or the ANPP Permitted Transferee from whom such Person acquires such shares, does not exceed 9.9% of the shares of Common Stock outstanding immediately after such acquisition, in each case, so long as after giving effect to such acquisition by such Person, the shares of Common Stock Beneficially Owned by such Person and its Affiliates immediately following such acquisition (other than Escrow Shares) do not result in such Person (and its Affiliates) collectively Beneficially Owning a number of shares of Common Stock in excess of the Maximum Amount.
          (f) “ANPP Stockholder Group” shall mean Advance Publications, Inc., Newhouse Broadcasting Corporation and, as of the date of determination, any direct or indirect Subsidiary (which, for this purpose, has the meaning ascribed to it in the Certificate of Incorporation) of Advance Publications, Inc. or Newhouse Broadcasting Corporation.
          (g) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:
                (i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof;
                (ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or occurrence of conditions) pursuant to any agreement, arrangement or

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understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, (y) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (z) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
                (iii) which are Beneficially Owned, directly or indirectly, by any other Person and with respect to which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(g)(ii)(B)) or disposing of such securities of the Company; provided, however, in each such case, that (A) no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “Beneficially Owned” (as defined in this Section l(g)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person; and (B) no Person who is an officer, director or employee of an Exempt Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “Beneficially Owned” (as so defined) by any other Person or Persons that acquired such securities, or that has or have agreed to acquire such securities, from the Company or any Subsidiary of the Company, solely by reason of any agreement, arrangement or understanding between such officer, director or employee and such other Person; or
                (iv) which are Beneficially Owned, directly or indirectly, by any other Person, if such Person and such other Person are members of the same Group.
          (h) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

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          (i) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on [                    ], 2008.
          (j) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
          (k) “Common Stock” when used with reference to the Company shall mean the common stock, presently par value $0.01 per share, of the Company or any other stock resulting from successive changes or reclassifications of common stock, and includes, without limitation, the Series A Common Stock, Series B Common Stock and Series C Common Stock. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary (as such term is hereinafter defined) of another Person, of the Person or Persons which ultimately control such first-mentioned Person.
          (l) “Conversion Shares” shall mean the Series A Conversion Shares and the Series C Conversion Shares, collectively.
          (m) “Convertible Preferred Stock” shall mean, collectively, the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock.
          (n) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
          (o) “Current Values” shall have the meaning set forth in Section 11(a)(iii) hereof.
          (p) “DHC” shall have the meaning set forth in the recitals hereto.
          (q) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
          (r) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.
          (s) “Escrow Shares” shall mean any shares of Convertible Preferred Stock (or Conversion Shares) that, on any date of determination, are held by [                    ], as Escrow Agent, pursuant to the Escrow Agreement, dated as of [                    ], 2008 (the “Escrow Agreement”), by and among ANPP, the Company and the Escrow Agent.
          (t) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
          (u) “Exempt Person” shall mean each of (i) the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any

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employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (ii) any ANPP Permitted Transferee and (iii) any Limited ANPP Permitted Transferee; provided, however, that an Exempt Person shall cease to be an Exempt Person upon the disposition by such Person of all of the outstanding shares of Series A Convertible Preferred Stock (and Series A Conversion Shares) Beneficially Owned by such Person; provided, further, however, that, with respect to clause (ii) of this paragraph, such Exempt Person shall be considered an Exempt Person only to the extent that the number of shares of Common Stock Beneficially Owned by such Exempt Person does not exceed the Maximum Amount; provided, further, however, that, with respect to clause (iii) of this paragraph, such Exempt Person shall be considered an Exempt Person only to the extent that the number of shares of Common Stock Beneficially Owned by such Exempt Person does not exceed the Adjusted Maximum Amount applicable to such Exempt Person. Notwithstanding any other provision of this Agreement, the exercise or exchange of Rights held by any Exempt Person pursuant to the terms of this Agreement shall not have any effect on such Person’s status as an Exempt Person, and any change in ownership resulting from such exercise or exchange shall have no effect on the Maximum Amount or Adjusted Maximum Amount applicable to such Person.
          (v) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
          (w) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
          (x) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
          (y) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.
          (z) “Group” shall mean any group within the meaning of Section 13(d)(3) of the Exchange Act.
          (aa) “Limited ANPP Permitted Transferee” shall mean the Person, other than an ANPP Permitted Transferee, that acquires record and beneficial ownership of all of the outstanding shares of Series A Convertible Preferred Stock (and Series A Conversion Shares), including any shares of Convertible Preferred Stock (or Conversion Shares) that are Escrow Shares, from a member of the ANPP Stockholder Group or another Permitted Transferee, so long as after giving effect to such acquisition by it, the shares of Common Stock Beneficially Owned by such Person and its Affiliates immediately following such acquisition (other than Escrow Shares) do not result in such Person (and its Affiliates) collectively Beneficially Owning a number of shares of Common Stock in excess of the Adjusted Maximum Amount.
          (bb) “Maximum Amount” shall mean a number of shares of Common Stock equal to (i) 7.5% of the sum of (A) the number of shares of Common Stock of the Company outstanding (with Conversion Shares (other than Conversion Shares issuable in respect of Escrow Shares) deemed outstanding for this purpose) immediately following the effectiveness of

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the Merger, (B) the number of Conversion Shares issued or issuable in respect of Released Shares as of the date of determination, and (C) the number of shares of Common Stock issuable upon exercise of the Converted Options (as defined in the Merger Agreement); plus (ii) the number of Conversion Shares issuable upon conversion of shares of Convertible Preferred Stock issued to an ANPP Permitted Transferee upon the effectiveness of the Merger (other than any such Conversion Shares issuable in respect of Escrow Shares); plus (iii) the number of Conversion Shares issued or issuable in respect of Released Shares as of the date of determination; provided, that, in the event any Permitted Transferee Transfers shares of Convertible Preferred Stock or Conversion Shares following the effectiveness of the Merger (other than in a (1) in a Transfer that constitutes a Permitted Transfer under the Certificate of Incorporation or (2) in a Transfer to the Company as a result of the retirement or cancellation of any Escrow Shares pursuant to the terms of the Escrow Agreement) then the amount of shares calculated above will be reduced by such number of shares of Conversion Shares issuable upon conversion of shares of Convertible Preferred Stock, or Conversion Shares, so Transferred. Notwithstanding the foregoing, in the event any Permitted Transferee or any of its Affiliates (x) acquires, or enters into any agreement, arrangement or understanding to acquire, Beneficial Ownership of shares of Common Stock following the effectiveness of the Merger, or (y) Transfers or enters into any agreement, arrangement or understanding to Transfer, Beneficial Ownership of shares of Convertible Preferred Stock to any third party, then such acquisition or Transfer, as the case may be, will be deemed, upon the execution or entry of any such agreement, arrangement or understanding or the consummation of any such acquisition or Transfer, to result in the Maximum Amount being exceeded to the extent that after giving effect to such acquisition of Beneficial Ownership of shares of Common Stock or such Transfer of Beneficial Ownership of shares of Convertible Preferred Stock (other than the Transfer of any Escrow Shares to the Company as a result of the retirement or cancellation of any Escrow Shares pursuant to the terms of the Escrow Agreement), the aggregate voting power (stated as a percentage) of all shares of Common Stock Beneficially Owned by the Permitted Transferee and its Affiliates, or such third-party Transferee and its Affiliates (including for these purposes Conversion Shares, other than Conversion Shares issued or issuable in respect of any Escrow Shares), as applicable, would exceed by more than one percentage point the aggregate voting power of the ANPP Permitted Transferee to vote with the holders of the Common Stock, voting together as a single class, on matters that may be submitted to a vote of stockholders of the Company (other than the election of directors) immediately following the effectiveness of the Merger; provided, that Escrow Shares will be excluded for purposes of calculating whether the one percentage point voting power threshold has been exceeded, and (x) any Released Series A Shares or Series A Conversion Shares and (y) any shares of Common Stock issuable upon exercise of the Converted Options, will, in each case, be deemed to have been outstanding immediately following the effectiveness of the Merger for purposes of calculating whether the one percentage point voting power threshold has been exceeded. For purposes of this definition, “Transfer” and any derivation thereof shall have the meaning ascribed to it in the Certificate of Incorporation. The appropriate components of the Maximum Amount (including, without limitation, the number in clause (i)(A) of this Section 1(bb)) shall be appropriately adjusted from time to time to reflect the effect of any stock split, reverse split, stock dividend, combination, reclassification or similar event that occurs after the effectiveness of the Merger.
          (cc) “Merger” shall have the meaning set forth in the recitals hereto.

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          (dd) “Merger Agreement” shall have the meaning set forth in the recitals hereto.
          (ee) “Merger Sub” shall have the meaning set forth in the recitals hereto.
          (ff) “NASDAQ” shall mean The Nasdaq Stock Market.
          (gg) “Permitted Transferee” shall mean an ANPP Permitted Transferee or a Limited ANPP Permitted Transferee.
          (hh) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity, and shall include any successor (by merger or otherwise).
          (ii) “Preferred Stock” shall mean collectively or severally, as the context shall require, the Series A Junior Preferred Stock, the Series B Junior Preferred Stock and/or the Series C Junior Preferred Stock, and to the extent that there is not a sufficient number of shares of Series A Junior Preferred Stock, Series B Junior Preferred Stock or Series C Junior Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the Series A Junior Preferred Stock, the Series B Junior Preferred Stock or the Series C Junior Preferred Stock, as the case may be.
          (jj) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
          (kk) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
          (ll) “Record Date” shall have the meaning set forth in the recitals hereto.
          (mm) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
          (nn) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
          (oo) “Released Shares” shall mean any issued and outstanding shares of Convertible Preferred Stock (or Conversion Shares) that were Escrow Shares, which, as of the date of determination, are no longer subject to the Escrow Agreement.
          (pp) “Rights” shall mean collectively or severally, as the context shall require, the Series A Rights, the Series B Rights and/or the Series C Rights.
          (qq) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
          (rr) “Securities Act” shall mean the Securities Act of 1933, as amended.

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          (ss) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
          (tt) “Series A Common Stock” shall mean the Series A Common Stock, par value $0.01 per share, of the Company.
          (uu) “Series B Common Stock” shall mean the Series B Common Stock, par value $0.01 per share, of the Company.
          (vv) “Series C Common Stock” shall mean the Series C Common Stock, par value $0.01 per share, of the Company.
          (ww) “Series A Conversion Shares” shall mean the shares of Series A Common Stock or other securities of the Company issued or issuable upon conversion of the Series A Convertible Preferred Stock.
          (xx) “Series C Conversion Shares” shall mean the shares of Series C Common Stock or other securities of the Company issued or issuable upon conversion of the Series C Convertible Preferred Stock.
          (yy) “Series A Convertible Preferred Stock” shall mean the Series A Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.
          (zz) “Series C Convertible Preferred Stock” shall mean the Series C Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.
          (aaa) “Series A Junior Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.
          (bbb) “Series B Junior Preferred Stock” shall mean the Series B Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit B.
          (ccc) “Series C Junior Preferred Stock” shall mean the Series C Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit C.
          (ddd) “Series A Rights” shall mean preferred share purchase rights, each such Series A Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of the Series A Junior Preferred Stock, upon the terms and subject to the conditions set forth in this Agreement.
          (eee) “Series A Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

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          (fff) “Series B Rights” shall mean preferred share purchase rights, each such Series B Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of the Series B Junior Preferred Stock, upon the terms and subject to the conditions set forth in this Agreement.
          (ggg) “Series B Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.
          (hhh) “Series C Rights” shall mean preferred share purchase rights, each such Series C Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of the Series C Junior Preferred Stock, upon the terms and subject to the conditions set forth in this Agreement.
          (iii) “Series C Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.
          (jjj) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
          (kkk) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, any report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.
          (lll) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
          (mmm) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
          (nnn) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
          (ooo) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock or Convertible Preferred Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.

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          Section 3. Issue of Right Certificates.
          (a) Until the Close of Business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of such Person to commence, a tender or exchange offer the consummation of which would result in any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) becoming the Beneficial Owner of shares of Common Stock aggregating 10% or more of the Common Stock then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock or Convertible Preferred Stock, or, in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the Common Stock or Convertible Preferred Stock, registered in the names of the holders thereof and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock or Convertible Preferred Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, (A) to each record holder of Series A Common Stock or Series A Convertible Preferred Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Series A Right Certificate, in substantially the form of Exhibit D hereto (a “Series A Right Certificate”), evidencing one Series A Right (subject to adjustment as provided herein) for each share of Series A Common Stock or Series A Convertible Preferred Stock so held; (B) to each record holder of Series B Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Series B Right Certificate, in substantially the form of Exhibit E hereto (a “Series B Right Certificate”), evidencing one Series B Right (subject to adjustment as provided herein) for each share of Series B Common Stock so held; and (C) to each record holder of Series C Common Stock or Series C Convertible Preferred Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Series C Right Certificate, in substantially the form of Exhibit F hereto (a “Series C Right Certificate,” and collectively with the Series A Right Certificates and the Series B Rights Certificates or severally, as the context shall require, the “Rights Certificates”), evidencing one Series C Right (subject to adjustment as provided herein) for each share of Series C Common Stock or Series C Convertible Preferred Stock so held. From and after the Distribution Date, the Rights will be evidenced solely by Right Certificates.
          (b) The Company will mail, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit G (the

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“Summary of Rights”) to all holders of record of Common Stock or Convertible Preferred Stock as of the Record Date at such holder’s address as shown in the records of the Company. With respect to shares of Common Stock or Convertible Preferred Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the certificates for Common Stock or Convertible Preferred Stock, or in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the Common Stock or Convertible Preferred Stock, registered in the names of the holders thereof together with the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the transfer of any shares of Common Stock or Convertible Preferred Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with such shares of Common Stock or Convertible Preferred Stock.
          (c) Rights shall be issued in respect of all shares of Common Stock or Convertible Preferred Stock issued or disposed of (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or under the circumstances provided in clauses (i), (ii), (iii) and (iv) of Section 22 hereof, after the Distribution Date. Certificates issued for Common Stock or Convertible Preferred Stock (including, without limitation, upon transfer of outstanding Common Stock or Convertible Preferred Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
     (i) This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Discovery Communications, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, dated as of [                    ], 2008 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company or may expire, and Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

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With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock or Convertible Preferred Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock or Convertible Preferred Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock or Convertible Preferred Stock (including, without limitation, in connection with the surrender of shares of Series B Common Stock or Convertible Preferred Stock upon conversion thereof) after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock or Convertible Preferred Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock or Convertible Preferred Stock, which are no longer outstanding.
          Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
          Section 4. Form of Right Certificates. The Series A Right Certificates, the Series B Right Certificates and the Series C Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the forms set forth in Exhibit D, Exhibit E and Exhibit F hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one-thousandths of a share of the applicable series of Preferred Stock as shall be set forth therein at the applicable Purchase Price, but the number of such one-thousandths of a share of Preferred Stock and such Purchase Price shall be subject to adjustment as provided herein.
          Section 5. Countersignature and Registration.
          (a) The Right Certificates shall be executed on behalf of the Company by the President or any Vice President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary or Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

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          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
          (a) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-thousandths of a share of the applicable series of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
          (b) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
          Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights.
          (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the tenth anniversary of the effectiveness of the Merger (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided

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in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
          (b) The purchase price to be paid upon the exercise of the Rights (the “Purchase Price”) shall be initially (i) $100 for each one-thousandth of a share of Series A Junior Preferred Stock purchasable upon the exercise of a Series A Right, (ii) $100 for each one-thousandth of a share of Series B Junior Preferred Stock purchasable upon the exercise of a Series B Right and (iii) $100 for each one-thousandth of a share of Series C Junior Preferred Stock purchasable upon the exercise of a Series C Right. The Purchase Price and the number of one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
          (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
          (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or

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exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
          Section 9. Availability of Shares of Preferred Stock.
          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.
          (b) So long as the shares of any series of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of such series reserved for such issuance to be listed or admitted to trading on such exchange, upon official notice of issuance upon such exercise.
          (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

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          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
          Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
          Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a) (i) In the event the Company shall at any time after the date of this Agreement declare and pay a dividend on any series of the Preferred Stock, such distribution may be declared and paid only as follows: a distribution consisting of (x) shares of Series A Junior Preferred Stock may be declared and paid to holders of Series A Junior Preferred Stock, on an equal per share basis, (y) shares of Series B Junior Preferred Stock may be declared and paid to holders of Series B Junior Preferred Stock, on an equal per share basis, and (z) shares of Series C Junior Preferred Stock may be declared and paid to holders of Series C Junior Preferred Stock, on an equal per share basis, and, except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right with respect to that series as of the record date for such dividend shall be proportionately adjusted so that the holder

17

of any such Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In the event the Company shall at any time after the date of this Agreement (A) subdivide any series of the outstanding Preferred Stock, (B) combine any series of the outstanding Preferred Stock into a smaller number of shares of Preferred Stock of that series or (C) issue any shares of its capital stock in a reclassification of any series of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right with respect to that series as of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any such Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. So long as Series A Rights, Series B Rights and Series C Rights are outstanding, the Company shall not effect any of the actions set forth in Clauses (A), (B) or (C) of this paragraph with respect to any series of Preferred Stock without subdividing, combining or reclassifying each other series of Preferred Stock on an equal per share basis. In the event that any transaction described in this Section 11(a)(i) is effected with respect to one or more such series but no such shares of any other series are outstanding, the number and kind of shares of capital stock issuable upon such date, shall be proportionately adjusted with respect to the holders of Rights exercisable for shares of such series that are not outstanding as if such a dividend, subdivision, combination or reclassification had been effected with respect to the shares of such series.
          (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), then (A) (x) in the case of a Series A Right, the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one-thousandths of a share of Series A Junior Preferred Stock for which a Series A Right was exercisable immediately prior to such Flip-In Event, whether or not such Series A Right was then exercisable, and (y) each holder of a Series A Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Series A Junior Preferred Stock, such number of shares of Series A Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Series A Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; (B) (x) in the case of a Series B Right, the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one-

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thousandths of a share of Series B Junior Preferred Stock for which a Series B Right was exercisable immediately prior to such Flip-In Event, whether or not such Series B Right was then exercisable, and (y) each holder of a Series B Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Series B Junior Preferred Stock, such number of shares of Series B Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Series B Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; and (C) (x) in the case of a Series C Right, the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one-thousandths of a share of Series C Junior Preferred Stock for which a Series C Right was exercisable immediately prior to such Flip-In Event, whether or not such Series C Right was then exercisable, and (y) each holder of a Series C Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Series C Junior Preferred Stock, such number of shares of Series C Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Series C Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, in each case, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are Beneficially Owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Flip-In Event or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

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          (iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of the applicable series of Preferred Stock or fraction thereof such that the current per share market price of one share of the applicable series of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of the applicable series of Common Stock. In the event that there shall not be sufficient shares of any series of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of each Series A Right, Series B Right and Series C Right in accordance with the foregoing subparagraph (ii) (the “Current Values”) over (2) the applicable Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)), and (B) with respect to each Right (other than Rights which have become void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Series A Common Stock, Series B Common Stock or Series C Common Stock, as the case may be, issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in the applicable Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of the applicable series of Common Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as the shares of Series A Common Stock (in the case of a Series A Right), Series B Common Stock (in the case of a Series B Right) or Series C Common Stock (in the case of a Series C Right) (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Series A Common Stock (in the case of a Series A Right), Series B Common Stock (in the case of a Series B Right) or Series C Common Stock (in the case of a Series C Right) (to the extent available), and then, if necessary, such number or fractions of shares of the applicable series of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of the applicable series of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of

20

Directors of the Company so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Series A Rights, Series B Rights and/or Series C Rights, as applicable, and (y) may suspend the exercisability of the Series A Rights, Series B Rights and/or Series C Rights, as applicable, until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Series A Rights, Series B Rights and/or Series C Rights, as applicable, has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Series A Common Stock (in the case of a Series A Right), the Series B Common Stock (in the case of a Series B Right) or Series C Common Stock (in the case of a Series C Right), shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any “Common Stock Equivalent” shall be deemed to equal the current per share market price of the Series A Common Stock (in the case of a Series A Right), the Series B Common Stock (in the case of a Series B Right) and the Series C Common Stock (in the case of a Series C Right). The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive (x) shares of Series A Common Stock upon the exercise of the Series A Rights among holders of Series A Rights, (y) shares of Series B Common Stock upon the exercise of the Series B Rights among holders of the Series B Rights and (z) shares of Series C Common Stock upon the exercise of the Series C Rights among holders of the Series C Rights, in each case, pursuant to this Section 11(a)(iii).
          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of any series of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of the applicable series of Preferred Stock (or shares having the same rights, privileges and preferences as the applicable series of Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into the applicable series of Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the applicable series of Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the applicable Purchase Price to be in effect after such record date shall be determined by multiplying the applicable Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of such series of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of such series of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of shares of such series of Preferred Stock and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase

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at such current market price, and the denominator of which shall be the number of shares of such series of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of such series of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. So long as Series A Rights, Series B Rights and Series C Rights are outstanding, the Company shall not effect any such issuance of rights, options or warrants with respect to any series of Preferred Stock if (x) the rights, options or warrants to be received by the holders of the Series C Junior Preferred Stock in such transaction (and any securities issuable upon exchange, exercise or conversion thereof) are entitled to vote with respect to matters upon which security holders of the issuer thereof are generally entitled to vote (other than to an extent no greater than the holders of Series C Common Stock are entitled to vote upon matters as provided in the Certificate of Incorporation), or (y) the rights, options or warrants to be received by the holders of Preferred Stock (and any securities issuable upon exchange, exercise or conversion thereof) entitle the holders thereof to vote generally upon matters that may be submitted to a vote of security holders of the issuer thereof, unless the rights, options or warrants to be received by the holders of Series B Junior Preferred Stock in such transaction (and any securities issuable upon exchange, exercise or conversion thereof) at all times have voting power with respect to matters upon which security holders of the issuer thereof are generally entitled to vote per share or other unit of not less than ten times such per share voting power of the rights, options or warrants (and any securities issuable upon exchange, exercise or conversion thereof) to be received in such transaction by the holders of each other series of Preferred Stock receiving rights, options or warrants entitled to such voting power, if any. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) In case the Company shall fix a record date for the making of a distribution to all holders of any series of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the applicable Purchase Price to be in effect after such record date shall be determined by multiplying the applicable Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of such series of Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of such series of

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Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of such series of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. So long as Series A Rights, Series B Rights and Series C Rights are outstanding, the Company shall not effect any such distribution with respect to any series of Preferred Stock if (x) the securities to be received by the holders of the Series C Junior Preferred Stock in such transaction (and any securities issuable upon exchange, exercise or conversion thereof) are entitled to vote with respect to matters upon which security holders of the issuer thereof are generally entitled to vote (other than to an extent no greater than the holders of Series C Common Stock are entitled to vote upon matters as provided in the Certificate of Incorporation), or (y) the securities to be received by the holders of Preferred Stock (and any securities issuable upon exchange, exercise or conversion thereof) entitle such holders to vote generally upon matters that may be submitted to a vote of security holders of the issuer thereof, unless the securities to be received by the holders of Series B Junior Preferred Stock in such transaction (and any securities issuable upon exchange, exercise or conversion thereof) at all times have voting power with respect to matters upon which security holders of the issuer thereof are generally entitled to vote per share or other unit of not less than ten times such per share voting power of the securities (and any securities issuable upon exchange, exercise or conversion thereof) to be received in such transaction by the holders of each other series of Preferred Stock receiving securities entitled to such voting power, if any. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the applicable Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Security is not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by

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any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
               (ii) For the purpose of any computation hereunder, if any series of Preferred Stock is publicly traded, the “current per share market price” of such series of Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If any series of Preferred Stock is not publicly traded but the corresponding series of Common Stock is publicly traded, the “current per share market price” of such series of Preferred Stock shall be conclusively deemed to be the current per share market price of the corresponding series of Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the corresponding Preferred Stock of any series is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a share of Preferred Stock or one-hundredth of a share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
          (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the applicable series of Preferred Stock, thereafter the applicable Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the applicable series of Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the applicable series of Preferred Stock shall apply on like terms to any such other shares.
          (g) All Rights originally issued by the Company subsequent to any adjustment made to the applicable Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-thousandths of a share of the applicable series of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

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          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the applicable Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted applicable Purchase Price, that number of one-thousandths of a share of the applicable series of Preferred Stock (calculated to the nearest one hundred-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-thousandths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the applicable Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the applicable Purchase Price in effect immediately after such adjustment.
          (i) The Company may elect on or after the date of any adjustment of the applicable Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one-thousandths of a share of the applicable series of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-thousandths of a share of the applicable series of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the applicable Purchase Price in effect immediately prior to adjustment of the Purchase Price by the applicable Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the applicable Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
          (j) Irrespective of any adjustment or change in the applicable Purchase Price or the number of one-thousandths of a share of the applicable series of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the applicable Purchase Price and the number of one-thousandths of a share of such series of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.
          (k) Before taking any action that would cause an adjustment reducing the applicable Purchase Price below the then par value, if any, of the fraction of the applicable series

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of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of the applicable series of Preferred Stock or other such shares at such adjusted Purchase Price.
          (l) In any case in which this Section 11 shall require that an adjustment in the applicable Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the applicable series of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the applicable Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the applicable Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of any series of Preferred Stock, (ii) issuance wholly for cash of any shares of any series of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of any series of Preferred Stock or securities which by their terms are convertible into or exchangeable for any series of Preferred Stock, (iv) dividends on any series of Preferred Stock payable in shares of Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such holders.
          (n) (i) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (1) declare and pay any dividend on any series of shares of Common Stock payable in Common Stock or (2) effect a subdivision, combination or consolidation of any series of Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, (A) the number of Rights associated with each share of the applicable series of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of the applicable series of Common Stock following any such event shall equal the result obtained by (x) in the case of the Series A Rights, multiplying the number of Series A Rights associated with each share of Series A Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Series A Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Series A Common Stock outstanding immediately following the occurrence of such event, (y) in the case of the Series B Rights, multiplying the number of Series B Rights associated with each share of Series B Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Series B Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Series B Common Stock outstanding immediately following the occurrence of such event and (z) in the case of the Series C Rights, multiplying the number of

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Series C Rights associated with each share of Series C Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Series C Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Series C Common Stock outstanding immediately following the occurrence of such event; and (B) the number of Rights associated with each share of Convertible Preferred Stock then outstanding, or issued or delivered thereafter, shall remain the same. The adjustments provided for in this Section 11(n)(i) shall be made successively to any series of Common Stock whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected on such series of Common Stock.
               (ii) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (1) declare and pay any dividend on any series of shares of Convertible Preferred Stock payable in Convertible Preferred Stock or (2) effect a subdivision, combination or consolidation of any series of Convertible Preferred Stock (by reclassification or otherwise than by payment of a dividend payable in Convertible Preferred Stock) into a greater or lesser number of shares of Convertible Preferred Stock, then, in each such case, (A) the number of Rights associated with each share of the applicable series of Convertible Preferred Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of the applicable series of Convertible Preferred Stock following any such event shall equal the result obtained by (x) in the case of the Series A Rights, multiplying the number of Series A Rights associated with each share of Series A Convertible Preferred Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Series A Convertible Preferred Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Series A Convertible Preferred Stock outstanding immediately following the occurrence of such event, and (y) in the case of the Series C Rights, multiplying the number of Series C Rights associated with each share of Series C Convertible Preferred Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Series C Convertible Preferred Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Series C Convertible Preferred Stock outstanding immediately following the occurrence of such event; and (B) the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall remain the same. The adjustments provided for in this Section 11(n)(ii) shall be made successively to any series of Convertible Preferred Stock whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected on such series of Convertible Preferred Stock.
          (o) The Company agrees that after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the applicable series of Common Stock and the applicable series of Preferred Stock a copy of

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such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.
          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
          (a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the applicable Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the applicable Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other

28

property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
          (b) “Principal Party” shall mean:
               (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and
               (ii) in the case of any transaction described in (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;
provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
          (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in

29

accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
               (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;
               (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on NASDAQ or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on NASDAQ or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on the interdealer quotation system then in use;
               (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
          (d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or any other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

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          (e) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.
          Section 14. Fractional Rights and Fractional Shares.
          (a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Rights are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
          (b) The Company shall not be required to issue fractions of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In

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lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
          (c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.
          (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).
          Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock or Convertible Preferred Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock or Convertible Preferred Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock or Convertible Preferred Stock), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock or Convertible Preferred Stock) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.
          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock or the Convertible Preferred Stock;
          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent

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designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and
          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock or the Convertible Preferred Stock certificate or, in the case of uncertificated shares, the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or the Convertible Preferred Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate or the Convertible Preferred Stock certificate, or, in the case of uncertificated shares, the associated balance indicated in the book-entry account system of the transfer agent for the Common Stock or the Convertible Preferred Stock, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary.
          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
          Section 18. Concerning the Rights Agent.
          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock, Convertible Preferred Stock or Common Stock or, in the case of uncertificated shares, the associated balance indicated in the book-entry account system of the transfer agent for the Preferred Stock, Convertible Preferred Stock or Common Stock, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter,

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notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and the Secretary of

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the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the President, Secretary or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the

35

effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
          (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock, Convertible Preferred Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or the laws of any state of the United States or the District of Columbia, in good standing, having an office in the State of Delaware or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer

36

powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class or series of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock appreciation rights or stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company (other than any such security, note or debenture, including, without limitation, the Convertible Preferred Stock, that as of the Distribution Date had a Right associated with it) or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.
          Section 23. Redemption.
          (a) The Board of Directors of the Company may, at any time prior to the Flip-In Event, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock or Convertible Preferred Stock, as applicable, after the date hereof (the redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors of the Company shall determine.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the

37

Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights (or such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock or the Convertible Preferred Stock, as applicable. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.
          Section 24. Exchange.
          (a) The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one share of Series A Common Stock per Series A Right, one share of Series B Common Stock per Series B Right and one share of Series C Common Stock per Series C Right in each case appropriately adjusted to reflect any stock split, stock dividend or similar transaction with respect to the applicable series of Common Stock or Convertible Preferred Stock occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of shares of Common Stock representing, in the aggregate, 50% or more of the outstanding voting power of the Company. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. So long as Series A Rights, Series B Rights and Series C Rights are outstanding, the Company shall not effect any exchange with respect to any of the Series A Rights, the Series B Rights or the Series C Rights unless the Company shall also contemporaneously effect a like transaction with respect to each other such series.
          (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided

38

shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange of (i) Series A Rights shall be effected pro rata based on the number of Series A Rights (other than Series A Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Series A Rights, (ii) Series B Rights shall be effected pro rata based on the number of Series B Rights (other than Series B Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Series B Rights and (iii) Series C Rights shall be effected pro rata based on the number of Series C Rights (other than Series C Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Series C Rights.
          (c) In the event that there shall not be sufficient shares of Series A Common Stock, Series B Common Stock or Series C Common Stock, as the case may be, issued but not outstanding or authorized but unissued to permit an exchange of Series A Rights, Series B Rights or Series C Rights, as the case may be, for Series A Common Stock, Series B Common Stock or Series C Common Stock as contemplated in accordance with this Section 24, the Company may, in its discretion, take such action as may be necessary to authorize additional shares of Series A Common Stock, Series B Common Stock or Series C Common Stock for issuance upon exchange of the Series A Rights, the Series B Rights or the Series C Rights. In the event that the Company shall determine not to take such action or shall, after good faith effort, be unable to take such action as may be necessary to authorize such additional shares of Series A Common Stock, Series B Common Stock or Series C Common Stock, the Company shall substitute, to the extent of such insufficiency, for each share of Series A Common Stock, Series B Common Stock or Series C Common Stock that would otherwise be issuable upon exchange of a Series A Right, Series B Right or Series C Right, a number of shares of Series A Junior Preferred Stock, Series B Junior Preferred Stock, or Series C Junior Preferred Stock or fractions thereof (or Equivalent Preferred Shares as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of the applicable series of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.
          (d) The Company shall not, in connection with any exchange pursuant to this Section 24, be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of the applicable series of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Series A Common Stock, Series B Common Stock or Series C Common Stock shall be the closing price of a share of Series A Common Stock, Series B Common Stock and Series C Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof), as applicable, for the Trading Day immediately prior to but not including the date of exchange pursuant to this Section 24.
          Section 25. Notice of Certain Events.

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          (a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class or series to the holders of its Preferred Stock or to make any other distribution to the holders of any series of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of any series of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of any series of Preferred Stock or shares of stock of any class or series or any other securities, rights or options, (iii) to effect any reclassification of any series of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.
          (b) In case any event described in Section 11(a)(ii) or Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.
          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Discovery Communications, Inc.
[ADDRESS]
[ADDRESS]
Attention: General Counsel
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Computershare Trust Company, N.A.
250 Royall Street

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Canton, MA 02021
Attention: Client Administration
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
          Section 27. Supplements and Amendments. Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.
          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock or the Convertible Preferred Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock or the Convertible Preferred Stock).
          Section 30. Determinations and Actions by the Board of Directors. The Board of Directors of the Company or any committee thereof authorized by the Board for such purpose shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good

41

faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.
          Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
          Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
          Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
          Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

42

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

DISCOVERY COMMUNICATIONS, INC.

By:

Name:

Title:

COMPUTERSHARE TRUST COMPANY, N.A. as Rights Agent

By:

Name:

Title:

Exhibit A
FORM OF
CERTIFICATE OF DESIGNATION
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
DISCOVERY COMMUNICATIONS, INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
               Discovery Communications, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
               That, upon the filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on [                    ], 2008, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors adopted the following resolution of the Board of Directors creating a series of [                    ] shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock” became effective:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series A Junior Participating Preferred Stock
          1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Junior Preferred Stock”), and the number of shares constituting such series shall be [___]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2. Dividends and Distribution.
               (A) Subject to the prior and superior rights of the holders of any shares of any class or series of capital stock of the Corporation ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock outstanding at the close of business on the business day immediately preceding each Quarterly Dividend Payment Date (as defined below) (or such other record date as the Board of Directors may specify), in preference to the holders of shares of Series A Common Stock, par value $.01 per share, of the Corporation (“Series A Common Stock”), Series B Common Stock, par value $.01 per share, of the Corporation (“Series B Common Stock”) and Series C Common Stock, par value $.01, of the Corporation (“Series C Common Stock,” and collectively with the Series A Common Stock and Series B Common Stock, the “Common Stock”) and of any class or series of any other capital stock of the Corporation hereafter established ranking junior to the Series A Junior Preferred Stock in respect thereof, and on a pari passu basis with the Series B Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series B Junior Preferred Stock”) and the Series C Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series C Junior Preferred Stock”, and collectively with the Series A Junior Preferred Stock and Series B Junior Preferred Stock, the “Preferred Stock”), shall be entitled to receive, when, as and if declared (except as provided in paragraph (B) below) by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (except as provided below) on the last day of March, June, September and December, in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the date upon which a share or fraction of a share of Series A Junior Preferred Stock is first outstanding (the “First Issuance Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) the sum of (x) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and (y) the Adjustment Number times the fair value (as determined by the Board of Directors) of the aggregate per share amount of all non-cash dividends or other distributions payable in kind as provided herein, other than a dividend payable in shares of Series A Common Stock or a subdivision of the outstanding shares of Series A Common Stock (by reclassification or otherwise), in the case of clauses (x) and (y) declared on the Series A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date following the First Issuance Date, from (but not including) the Quarterly Dividend Payment Date immediately preceding the First Issuance Date; provided, that to the extent the holders of shares of Series A Junior Preferred Stock are entitled to payment of such dividend pursuant to clause (ii) of this sentence in whole or in part as a result of a non-cash dividend or distribution referred to in clause (ii)(y) above, such holders will receive per share of Series A Preferred Stock, in lieu of the cash value of such non-cash dividend or distribution, an amount of the securities or other property equal to the Adjustment Number times the amount of such securities or other property distributed per share of Series A Common Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after [                    ], 2008 (1) declare and pay any dividend on Series A Common Stock payable in shares of Series A Common Stock, (2) subdivide the outstanding Series A Common Stock or (3) combine the outstanding Series A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Series A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series A Common Stock that were outstanding immediately prior to such event.
               (B) The Board of Directors shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (A) above immediately after each declaration of a dividend or distribution on the Series A Common Stock (other than a dividend or distribution payable in shares of Series A Common Stock); provided that no such dividend will be required to be declared until the aggregate amount of cash dividends and the fair value of all non-cash dividends and distributions on the Series A Common Stock, in each case multiplied by the Adjustment Number, during the period following the last Quarterly Dividend Payment Date (or if applicable, the Quarterly Dividend Payment Date preceding the First Issuance Date), exceeds the amount set forth in clause (i) of paragraph (A) above.
               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from (but not including) the Quarterly Dividend Payment Date next preceding the First Issuance Date, unless such First Issuance Date is a Quarterly Dividend Payment Date or is after the record date for such Quarterly Dividend Payment Date and prior to such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from (but not including) such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
     3. Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:
               (A) Each share of Series A Junior Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number times the number of votes which each share of Series A Common Stock is entitled to vote, on all matters upon which the holders of the Series A Common Stock are entitled to vote.
               (B) Except as otherwise provided herein or in the Restated Certificate of Incorporation, and except as otherwise required by law, the holders of shares of Series A Junior Preferred Stock will vote as one class together with the holders of shares of Series A Common Stock and the holders of any other class or series of capital stock or other securities of the Corporation entitled to vote with the holders of the Series A Common Stock generally upon all matters submitted to a vote of the stockholders of the Corporation.
               (C) Except as required by law and by Section 10 hereof, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Series A Common Stock as set forth herein) for taking any corporate action.
     4. Certain Restrictions.
               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
                    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;
                    (ii) declare or pay dividends on or make any other distributions on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
                    (iii) purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of capital stock ranking on a parity with the Series A Junior Preferred Stock (including, without limitation, the redemption of any such parity stock), except (x) in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes and (y) that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (other than any shares of Series B or Series C Junior Preferred Stock) in exchange for shares of any capital stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock or rights, warrants or options to acquire such junior stock.
               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth in the Restated Certificate of Incorporation of the Corporation.
     6. Liquidation, Dissolution or Winding Up.
               (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $10.00 plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the amount of all cash and the fair value of all other property to be distributed in respect of a single share of Series A Common Stock upon such liquidation, dissolution or winding up of the Corporation.
               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of capital stock of the Corporation, if any, that rank on a parity with the Series A Junior Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
               (C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
     7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Series A Common Stock are exchanged for or changed into other capital stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Adjustment Number times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Series A Common Stock is changed or exchanged.
     8. No Redemption. Shares of Series A Junior Preferred Stock shall not be subject to redemption by the Corporation.
     9. Ranking. The Series A Junior Preferred Stock shall rank with respect to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, pari passu with the Series B Junior Preferred Stock and the Series C Junior Preferred Stock, senior to the Convertible Preferred Stock (as defined in the Corporation’s Restated Certificate of Incorporation), junior to all other series of preferred stock unless the terms of any such series of preferred stock shall provide otherwise, and senior to any class or series of common stock of the Corporation.
     10. Amendment. At any time that any shares of Series A Junior Preferred Stock are outstanding, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting as a separate class, shall be required in order for the Corporation (including, in each case, directly or indirectly and whether effected by or in connection with a merger, consolidation, recapitalization, reclassification of shares, reorganization or by any other means) to amend, alter or repeal any provision of the Restated

Certificate of Incorporation to alter or change the powers, preferences or special rights of shares of Series A Junior Preferred Stock so as to affect them adversely.
          11. Fractional Shares. Series A Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.
                       IN WITNESS WHEREOF, the undersigned has executed this Certificate this                      day of                                         , 2008.

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit B
FORM OF
CERTIFICATE OF DESIGNATION
of
SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
of
DISCOVERY COMMUNICATIONS, INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
          Discovery Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
          That, upon the filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on [                    ], 2008, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors adopted the following resolution of the Board of Directors creating a series of [                    ] shares of Preferred Stock designated as “Series B Junior Participating Preferred Stock” became effective:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series B Junior Participating Preferred Stock
     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Junior Preferred Stock”), and the number of shares constituting such series shall be [                    ]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Junior Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. Dividends and Distribution.
          (A) Subject to the prior and superior rights of the holders of any shares of any class or series of capital stock of the Corporation ranking prior and superior to the Series B Junior Preferred Stock with respect to dividends, the holders of shares of Series B Junior Preferred Stock outstanding at the close of business on the business day immediately preceding each Quarterly Dividend Payment Date (as defined below) (or such other record date as the Board of Directors may specify), in preference to the holders of shares of Series A Common Stock, par value $.01 per share, of the Corporation (“Series A Common Stock”), Series B Common Stock, par value $.01 per share, of the Corporation (“Series B Common Stock”) and Series C Common Stock, par value $.01, of the Corporation (“Series C Common Stock,” and collectively with the Series A Common Stock and Series B Common Stock, the “Common Stock”) and of any class or series of any other capital stock of the Corporation hereafter established ranking junior to the Series B Junior Preferred Stock in respect thereof, and on a pari passu basis with the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series A Junior Preferred Stock”) and the Series C Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series C Junior Preferred Stock,” and collectively with the Series A Preferred Stock and Series B Preferred Stock, the “Preferred Stock”), shall be entitled to receive, when, as and if declared (except as provided in paragraph (B) below) by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (except as provided below) on the last day of March, June, September and December, in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the date upon which a share or fraction of a share of Series B Preferred Stock is first outstanding (the “First Issuance Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) the sum of (x) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and (y) the Adjustment Number times the fair value (as determined by the Board of Directors) of the aggregate per share amount of all non-cash dividends or other distributions payable in kind as provided herein, other than a dividend payable in shares of Series B Common Stock or a subdivision of the outstanding shares of Series B Common Stock (by reclassification or otherwise), in the case of clauses (x) and (y) declared on the Series B Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date following the First Issuance Date, from (but not including) the Quarterly Dividend Payment Date immediately preceding the First Issuance Date; provided, that to the extent the holders of shares of Series B Junior Preferred Stock are entitled to payment of such dividend pursuant to clause (ii) of this sentence in whole or in part as a result of a non-cash dividend or distribution referred to in clause (ii)(y) above, such holders will receive per share of Series B Preferred Stock, in lieu of the cash value of such non-cash dividend or distribution, an amount of the securities or other property equal to the Adjustment Number times the amount of such securities or other property distributed per share of Series B Common Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after [                    ], 2008 (1) declare and pay any dividend on Series B Common Stock payable in shares of Series B Common Stock, (2) subdivide the outstanding Series B Common Stock or (3) combine the outstanding Series B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Series B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series B Common Stock that were outstanding immediately prior to such event.
          (B) The Board of Directors shall declare a dividend or distribution on the Series B Junior Preferred Stock as provided in paragraph (A) above immediately after each declaration of a dividend or distribution on the Series B Common Stock (other than a dividend or distribution payable in shares of Series B Common Stock); provided, that no such dividend will be required to be declared until the aggregate amount of cash dividends and the fair value of all non-cash dividends and distributions on the Series B Common Stock, in each case multiplied by the Adjustment Number, during the period following the last Quarterly Dividend Payment Date (or, if applicable, the Quarterly Dividend Payment Date preceding the First Issuance Date), exceeds the amount set forth in clause (i) of paragraph (A) above.
          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Preferred Stock from (but not including) the Quarterly Dividend Payment Date next preceding the First Issuance Date, unless such First Issuance Date is a Quarterly Dividend Payment Date or is after the record date for such Quarterly Dividend Payment Date and prior to such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from (but not including) such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
     3. Voting Rights. The holders of shares of Series B Junior Preferred Stock shall have the following voting rights:
          (A) Each share of Series B Junior Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number times the number of votes which each share of Series B Common Stock is entitled to vote, on all matters upon which the holders of the Series B Common Stock are entitled to vote.
          (B) Except as otherwise provided herein or in the Restated Certificate of Incorporation, and except as otherwise required by law, the holders of shares of Series B Junior Preferred Stock will vote as one class together with the holders of shares of Series B Common Stock and the holders of any other class or series of capital stock or other securities of the Corporation entitled to vote with the holders of the Series B Common Stock generally upon all matters submitted to a vote of the stockholders of the Corporation.
          (C) Except as required by law and by Section 10 hereof, holders of Series B Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Series B Common Stock as set forth herein) for taking any corporate action.
     4. Certain Restrictions.
          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Preferred Stock;
               (ii) declare or pay dividends on or make any other distributions on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Preferred Stock, except dividends paid ratably on the Series B Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
               (iii) purchase or otherwise acquire for consideration any shares of Series B Junior Preferred Stock, or any shares of capital stock ranking on a parity with the Series B Junior Preferred Stock (including, without limitation, the redemption of any such parity stock), except (x) in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Junior Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes and (y) that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (other than any shares of Series A or Series C Junior Preferred Stock) in exchange for shares of any capital stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Junior Preferred Stock or rights, warrants or options to acquire such junior stock.
          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     5. Reacquired Shares. Any shares of Series B Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth in the Restated Certificate of Incorporation of the Corporation.
     6. Liquidation, Dissolution or Winding Up.
          (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series

B Junior Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Preferred Stock shall have received an amount per share (the “Series B Liquidation Preference”) equal to the greater of (i) $10.00 plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the per share amount of all cash and the fair value of all other property to be distributed in respect of a single share of Series B Common Stock upon such liquidation, dissolution or winding up of the Corporation.
          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of capital stock of the Corporation, if any, that rank on a parity with the Series B Junior Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Junior Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
          (C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
     7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Series B Common Stock are exchanged for or changed into other capital stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Adjustment Number times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Series B Common Stock is changed or exchanged.
     8. No Redemption. Shares of Series B Junior Preferred Stock shall not be subject to redemption by the Corporation.
     9. Ranking. The Series B Junior Preferred Stock shall rank with respect to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, pari passu with the Series A Junior Preferred Stock and the Series C Junior Preferred Stock, senior to the Convertible Preferred Stock (as defined in the Corporation’s Restated Certificate of Incorporation), junior to all other series of preferred stock unless the terms of any such series of preferred stock shall provide otherwise, and senior to any class or series of common stock of the Corporation.
     10. Amendment. At any time that any shares of Series B Junior Preferred Stock are outstanding, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Junior Preferred Stock, voting as a separate class, shall be required in order for the Corporation (including, in each case, directly or indirectly and whether effected by or in connection with a merger, consolidation, recapitalization, reclassification of shares, reorganization or by any other means) to amend, alter or repeal any provision of the Restated

Certificate of Incorporation to alter or change the powers, preferences or special rights of shares of Series B Junior Preferred Stock so as to affect them adversely.
     11. Fractional Shares. Series B Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Preferred Stock.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate this                      day of                                         , 2008.

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit C
FORM OF
CERTIFICATE OF DESIGNATION
of
SERIES C JUNIOR PARTICIPATING PREFERRED STOCK
of
DISCOVERY COMMUNICATIONS, INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
          Discovery Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
          That, upon the filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on [___], 2008, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors adopted the following resolution of the Board of Directors creating a series of [___] shares of Preferred Stock designated as “Series C Junior Participating Preferred Stock” became effective:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
Series C Junior Participating Preferred Stock
     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series C Junior Participating Preferred Stock” (the “Series C Junior Preferred Stock”), and the number of shares constituting such series shall be [___]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Junior Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. Dividends and Distribution.
          (A) Subject to the prior and superior rights of the holders of any shares of any class or series of capital stock of the Corporation ranking prior and superior to the Series C Junior Preferred Stock with respect to dividends, the holders of shares of Series C Junior Preferred Stock outstanding at the close of business on the business day immediately preceding each Quarterly Dividend Payment Date (as defined below) (or such other record date as the Board of Directors may specify), in preference to the holders of shares of Series A Common Stock, par value $.01 per share, of the Corporation (“Series A Common Stock”), Series B Common Stock, par value $.01 per share, of the Corporation (“Series B Common Stock”) and Series C Common Stock, par value $.01, of the Corporation (“Series C Common Stock,” and collectively with the Series A Common Stock and Series B Common Stock, the “Common Stock”) and of any class or series of any other capital stock of the Corporation hereafter established ranking junior to the Series C Junior Preferred Stock in respect thereof, and on a pari passu basis with the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series A Junior Preferred Stock”) and the Series B Junior Participating Preferred Stock, par value $.01 per share, of the Corporation (the “Series B Junior Preferred Stock,” and collectively with the Series A Junior Preferred Stock and Series C Junior Preferred Stock, the “Preferred Stock”), shall be entitled to receive, when, as and if declared (except as provided in paragraph (B) below) by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (except as provided below) on the last day of March, June, September and December, in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the date upon which a share or fraction of a share of Series C Junior Preferred Stock is first outstanding (the “First Issuance Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) the sum of (x) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and (y) the Adjustment Number times the fair value (as determined by the Board of Directors) of the aggregate per share amount of all non-cash dividends or other distributions payable in kind as provided herein, other than a dividend payable in shares of Series C Common Stock or a subdivision of the outstanding shares of Series C Common Stock (by reclassification or otherwise), in the case of clauses (x) and (y) declared on the Series C Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date following the First Issuance Date, from (but not including) the Quarterly Dividend Payment Date immediately preceding the First Issuance Date; provided, that to the extent the holders of shares of Series C Junior Preferred Stock are entitled to payment of such dividend pursuant to clause (ii) of this sentence in whole or in part as a result of a non-cash dividend or distribution referred to in clause (ii)(y) above, such holders will receive per share of Series C Junior Preferred Stock, in lieu of the cash value of such non-cash dividend or distribution, an amount of the securities or other property equal to the Adjustment Number times the amount of such securities or other property distributed per share of Series C Common Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after [                    ], 2008 (1) declare and pay any dividend on Series C Common Stock payable in shares of Series C Common Stock, (2) subdivide the outstanding Series C Common Stock or (3) combine the outstanding Series C Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Series C Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Series C Common Stock that were outstanding immediately prior to such event.
          (B) The Board of Directors shall declare a dividend or distribution on the Series C Junior Preferred Stock as provided in paragraph (A) above immediately after each declaration of a dividend or distribution on the Series C Common Stock (other than a dividend or distribution payable in shares of Series C Common Stock); provided, that no such dividend will be required to be declared until the aggregate amount of cash dividends and the fair value of all non-cash dividends and distributions on the Series C Common Stock, in each case multiplied by the Adjustment Number, during the period following the last Quarterly Dividend Payment Date (or, if applicable, the Quarterly Dividend Payment Date preceding the First Issuance Date), exceeds the amount set forth in clause (i) of paragraph (A) above.
          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Preferred Stock from (but not including) the Quarterly Dividend Payment Date next preceding the First Issuance Date, unless such First Issuance Date is a Quarterly Dividend Payment Date or is after the record date for such Quarterly Dividend Payment Date and prior to such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from (but not including) such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
     3. Voting Rights. The holders of shares of Series C Junior Preferred Stock shall have the following voting rights:
          (A) Each share of Series C Junior Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number times the number of votes which each share of Series C Common Stock is entitled to vote, on all matters upon which the holders of the Series C Common Stock are entitled to vote.
          (B) Except as otherwise provided herein or in the Restated Certificate of Incorporation, and except as otherwise required by law, the holders of shares of Series C Junior Preferred Stock will vote as one class together with the holders of shares of Series C Common Stock and the holders of any other class or series of capital stock or other securities of the Corporation entitled to vote with the holders of the Series C Common Stock generally upon all matters submitted to a vote of the stockholders of the Corporation.
          (C) Except as required by law and by Section 10 hereof, holders of Series C Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Series C Common Stock as set forth herein) for taking any corporate action.
     4. Certain Restrictions.
          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Preferred Stock;
               (ii) declare or pay dividends on or make any other distributions on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Preferred Stock, except dividends paid ratably on the Series C Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
               (iii) purchase or otherwise acquire for consideration any shares of Series C Junior Preferred Stock, or any shares of capital stock ranking on a parity with the Series C Junior Preferred Stock (including, without limitation, the redemption of any such parity stock), except (x) in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series C Junior Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes and (y) that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (other than any shares of Series A or Series B Junior Preferred Stock) in exchange for shares of any capital stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Junior Preferred Stock or rights, warrants or options to acquire such junior stock.
          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     5. Reacquired Shares. Any shares of Series C Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth in the Restated Certificate of Incorporation of the Corporation.
     6. Liquidation, Dissolution or Winding Up.
          (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series

C Junior Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Preferred Stock shall have received an amount per share (the “Series C Liquidation Preference”) equal to the greater of (i) $10.00 plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the amount of all cash and the fair value of all other property to be distributed in respect of a single share of Series C Common Stock upon such liquidation, dissolution or winding up of the Corporation.
          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of capital stock of the Corporation, if any, that rank on a parity with the Series C Junior Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Junior Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.
          (C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
     7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Series C Common Stock are exchanged for or changed into other capital stock or securities, cash and/or any other property, then in any such case each share of Series C Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Adjustment Number times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Series C Common Stock is changed or exchanged.
     8. No Redemption. Shares of Series C Junior Preferred Stock shall not be subject to redemption by the Corporation.
     9. Ranking. The Series C Junior Preferred Stock shall rank with respect to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, pari passu with the Series A Junior Preferred Stock and the Series B Junior Preferred Stock, senior to the Convertible Preferred Stock (as defined in the Corporation’s Restated Certificate of Incorporation), junior to all other series of preferred stock unless the terms of any such series of preferred stock shall provide otherwise, and senior to any class or series of common stock of the Corporation.
     10. Amendment. At any time that any shares of Series A Junior Preferred Stock are outstanding, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting as a separate class, shall be required in order for the Corporation (including, in each case, directly or indirectly and whether effected by or in connection with a merger, consolidation, recapitalization, reclassification of shares, reorganization or by any other means) to amend, alter or repeal any provision of the Restated

Certificate of Incorporation to alter or change the powers, preferences or special rights of shares of Series A Junior Preferred Stock so as to affect them adversely.
     11. Fractional Shares. Series C Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Preferred Stock.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of                     , 2008.

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit D
Form of Series A Right Certificate
Certificate No. R-
NOT EXERCISABLE AFTER [                     ___], 2018 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE SERIES A RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER SERIES A RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SERIES A RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SERIES A RIGHT CERTIFICATE
DISCOVERY COMMUNICATIONS, INC.
     This certifies that                                          or registered assigns, is the registered owner of the number of Series A Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of [                     ___], 2008, as the same may be amended from time to time (the “Rights Agreement”), between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on [                     ___], 2018 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Junior Preferred Stock”), of the Company at a purchase price of $100 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Series A Right Certificate with the Form of Election to Purchase duly executed. The number of Series A Rights evidenced by this Series A Rights Certificate (and the number of one-thousandths of a share of Series A Junior Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [                     ___], 2008, based on the Series A Junior Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one-thousandths of a share of Series A Junior Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Series A Rights and the number of Series A Rights evidenced by this Series A Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Series A Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Series A Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Series A Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
     This Series A Right Certificate, with or without other Series A Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Series A Right Certificate or Series A Right Certificates of like tenor and date evidencing Series A Rights entitling the holder to purchase a like aggregate number of shares of Series A Junior Preferred Stock as the Series A Rights evidenced by the Series A Right Certificate or Series A Right Certificates surrendered shall have entitled such holder to purchase. If this Series A Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series A Right Certificate or Series A Right Certificates for the number of whole Series A Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Series A Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Series A Right or (ii) may be exchanged in whole or in part for shares of the Company’s Series A Common Stock, par value $.01 per share (“Series A Common Stock”), or shares of Series A Junior Preferred Stock.
     No fractional shares of Series A Junior Preferred Stock or Series A Common Stock will be issued upon the exercise or exchange of any Series A Right or Series A Rights evidenced hereby (other than fractions of Series A Junior Preferred Stock which are integral multiples of one one-thousandth of a share of Series A Junior Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Series A Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series A Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Series A Right or Series A Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
     This Series A Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                      ___, 200___.

DISCOVERY COMMUNICATIONS, INC.
By:
[Title]

ATTEST:

[Title]
Countersigned:
                                        , as Rights Agent

By

[Title]

Form of Reverse Side of Series A Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Series A Right Certificate)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)
                                        Series A Rights represented by this Series A Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.
Dated:

Signature
Signature Guaranteed:
     Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
(To be completed)
     The undersigned hereby certifies that the Series A Rights evidenced by this Series A Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Series A Right Certificate – continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Series A
Rights represented by the Series A Rights Certificate)
To DISCOVERY COMMUNICATIONS, INC.:
     The undersigned hereby irrevocably elects to exercise                      Series A Rights represented by this Series A Right Certificate to purchase the shares of Series A Junior Preferred Stock (or other securities or property) issuable upon the exercise of such Series A Rights and requests that certificates for such shares of Series A Junior Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)
     If such number of Series A Rights shall not be all the Series A Rights evidenced by this Series A Right Certificate, a new Series A Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)
Dated:

Signature
(Signature must conform to holder specified on Right Certificate)
Signature Guaranteed:
     Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Series A Right Certificate – continued

(To be completed)
     The undersigned certifies that the Series A Rights evidenced by this Series A Right Certificate are not Beneficially Owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Series A Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit E
Form of Series B Right Certificate
Certificate No. R-
NOT EXERCISABLE AFTER [                     ___], 2018 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE SERIES B RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SERIES B RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SERIES B RIGHT CERTIFICATE
DISCOVERY COMMUNICATIONS, INC.
     This certifies that                                          or registered assigns, is the registered owner of the number of Series B Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of [                     ___], 2008, as the same may be amended from time to time (the “Rights Agreement”), between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on [                     ___], 2018 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Junior Preferred Stock”), of the Company at a purchase price of $100 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Series B Right Certificate with the Form of Election to Purchase duly executed. The number of Series B Rights evidenced by this Series B Rights Certificate (and the number of one-thousandths of a share of Series B Junior Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [                     ___], 2008, based on the Series B Junior Participating Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one-thousandths of a share of Series B Junior Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Series B Rights and the number of Series B Rights evidenced by this Series B Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Series B Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Series B Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Series B Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
     This Series B Right Certificate, with or without other Series B Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Series B Right Certificate or Series B Right Certificates of like tenor and date evidencing Series B Rights entitling the holder to purchase a like aggregate number of shares of Series B Junior Preferred Stock as the Series B Rights evidenced by the Series B Right Certificate or Series B Right Certificates surrendered shall have entitled such holder to purchase. If this Series B Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series B Right Certificate or Series B Right Certificates for the number of whole Series B Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Series B Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Series B Right or (ii) may be exchanged in whole or in part for shares of the Company’s Series B Common Stock, par value $.01 per share (“Series B Common Stock”), or shares of Series B Junior Preferred Stock.
     No fractional shares of Series B Junior Preferred Stock or Series B Common Stock will be issued upon the exercise or exchange of any Series B Right or Series B Rights evidenced hereby (other than fractions of Series B Junior Preferred Stock which are integral multiples of one one-thousandth of a share of Series B Junior Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Series B Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Series B Right or Series B Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
     This Series B Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                      ___, 200___.

DISCOVERY COMMUNICATIONS, INC.
By:
[Title]

ATTEST:

[Title]
Countersigned:
                                        , as Rights Agent

By
[Title]

Form of Reverse Side of Series B Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Series B Right Certificate)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)
                                        Series B Rights represented by this Series B Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.
Dated:

Signature
Signature Guaranteed:
     Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
(To be completed)
     The undersigned hereby certifies that the Series B Rights evidenced by this Series B Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Series B Right Certificate – continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Series B
Rights represented by the Series B Rights Certificate)
To DISCOVERY COMMUNICATIONS, INC.:
     The undersigned hereby irrevocably elects to exercise                      Series B Rights represented by this Series B Right Certificate to purchase the shares of Series B Junior Preferred Stock (or other securities or property) issuable upon the exercise of such Series B Rights and requests that certificates for such shares of Series B Junior Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)
If such number of Series B Rights shall not be all the Series B Rights evidenced by this Series B Right Certificate, a new Series B Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)
Dated:

Signature
(Signature must conform to holder specified on Right Certificate)
Signature Guaranteed:
     Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Series B Right Certificate – continued

(To be completed)
     The undersigned certifies that the Series B Rights evidenced by this Series B Right Certificate are not Beneficially Owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Series B Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit F
Form of Series C Right Certificate
Certificate No. R-
NOT EXERCISABLE AFTER [                     ___], 2018 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE SERIES C RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SERIES C RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SERIES C RIGHT CERTIFICATE
DISCOVERY COMMUNICATIONS, INC.
     This certifies that                                          or registered assigns, is the registered owner of the number of Series C Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of [                     ___], 2008, as the same may be amended from time to time (the “Rights Agreement”), between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on [                     ___], 2018 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series C Junior Participating Preferred Stock, par value $.01 per share (the “Series C Junior Preferred Stock”), of the Company at a purchase price of $100 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Series C Right Certificate with the Form of Election to Purchase duly executed. The number of Series C Rights evidenced by this Series C Rights Certificate (and the number of one-thousandths of a share of Series C Junior Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [                     ___], 2008, based on the Series C Junior Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one-thousandths of a share of Series C Junior Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Series C Rights and the number of Series C Rights evidenced by this Series C Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Series C Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Series C Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Series C Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
     This Series C Right Certificate, with or without other Series C Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Series C Right Certificate or Series C Right Certificates of like tenor and date evidencing Series C Rights entitling the holder to purchase a like aggregate number of shares of Series C Junior Preferred Stock as the Series C Rights evidenced by the Series C Right Certificate or Series C Right Certificates surrendered shall have entitled such holder to purchase. If this Series C Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series C Right Certificate or Series C Right Certificates for the number of whole Series C Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Series C Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Series C Right or (ii) may be exchanged in whole or in part for shares of the Company’s Series C Common Stock, par value $.01 per share (“Series C Common Stock”), or shares of Series C Junior Preferred Stock.
     No fractional shares of Series C Junior Preferred Stock or Series C Common Stock will be issued upon the exercise or exchange of any Series C Right or Series C Rights evidenced hereby (other than fractions of Series C Junior Preferred Stock which are integral multiples of one one-thousandth of a share of Series C Junior Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Series C Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series C Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Series C Right or Series C Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
     This Series C Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                      ___, 200___.

DISCOVERY COMMUNICATIONS, INC.
By:
[Title]

ATTEST:

[Title]
Countersigned:
                                        , as Rights Agent

By
[Title]

Form of Reverse Side of Series C Right Certificate
FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Series C Right Certificate)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)
                                        Series C Rights represented by this Series C Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.
Dated:

Signature
Signature Guaranteed:
     Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
(To be completed)
     The undersigned hereby certifies that the Series C Rights evidenced by this Series C Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Series C Right Certificate – continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Series C
Rights represented by the Series C Rights Certificate)
To DISCOVERY COMMUNICATIONS, INC.:
     The undersigned hereby irrevocably elects to exercise                      Series C Rights represented by this Series C Right Certificate to purchase the shares of Series C Junior Preferred Stock (or other securities or property) issuable upon the exercise of such Series C Rights and requests that certificates for such shares of Series C Junior Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)
If such number of Series C Rights shall not be all the Series C Rights evidenced by this Series C Right Certificate, a new Series C Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)
Dated:

Signature
(Signature must conform to holder specified on Right Certificate)
Signature Guaranteed:
     Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Series C Right Certificate – continued

(To be completed)
     The undersigned certifies that the Series C Rights evidenced by this Series C Right Certificate are not Beneficially Owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Series C Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit G
     UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
DISCOVERY COMMUNICATIONS, INC
     On [DATE], the Board of Directors of Discovery Communications, Inc. (the “Company”) declared a dividend of preferred share purchase rights to holders of the Company’s Common Stock of record and holders of the Company’s Convertible Preferred Stock of record as of immediately after the effectiveness of the Merger (the “Record Date”). The dividend consisted of one Series A Right for each share of Series A Common Stock outstanding or Series A Convertible Preferred Stock outstanding on the Record Date, one Series B Right for each share of Series B Common Stock outstanding on the Record Date and one Series C Right for each share of Series C Common Stock outstanding or Series C Convertible Preferred Stock outstanding on the Record Date. Each Series A Right represents the right to purchase 1/1000th of a share of the Company’s Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Junior Preferred Stock”), each Series B Right represents the right to purchase 1/1000th of a share of the Company’s Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Junior Preferred Stock”) and each Series C Right collectively with the Series A Rights and the Series B Rights, the “Rights”) represents the right to purchase 1/1000th of a share of the Company’s Series C Junior Participating Preferred Stock, par value $.01 per share (the “Series C Junior Preferred Stock” and, collectively with the Series A Junior Preferred Stock and the Series B Junior Preferred Stock, the “Preferred Stock”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of [                     ___], 2008, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates or Convertible Preferred Stock certificates outstanding as of the Record Date, by such Common Stock certificate or Convertible Preferred Stock certificate together with this Summary of Rights, or in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the Common Stock or the Convertible Preferred Stock.

     The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock or the Convertible Preferred Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates or Convertible Preferred Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock or Convertible Preferred Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the transfer of any shares of Common Stock or Convertible Preferred Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with such shares of Common Stock or Convertible Preferred Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Series A Rights (“Series A Right Certificates”), the Series B Rights (“Series B Rights Certificates”) and the Series C Rights (“Series C Rights Certificates” and, collectively with the Series A Right Certificates and the Series B Right certificates, the “Right Certificates”) will be mailed to holders of record of the Series A Common Stock, the Series B Common Stock, the Series C Common Stock, the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock, respectively, as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will evidence the Rights.
     The Rights are not exercisable until the Distribution Date. The Rights will expire on [                    , 2018] (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.
     The Purchase Price payable to exercise the Rights, and the number of shares of Preferred Stock or other securities or property issuable upon any such exercise are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights associated with each share of Common Stock is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date. The number of outstanding Rights associated with each share of Convertible Preferred Stock is subject to adjustment in the event of a stock dividend on the Convertible Preferred Stock payable in shares of Convertible Preferred Stock or subdivisions, consolidations or combinations of the Convertible Preferred Stock occurring, in any such case, prior to the Distribution Date.
     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share of

Preferred Stock, and (b) an amount per share of Preferred Stock equal to 1,000 times the dividend declared per share of the applicable series of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of the applicable series of Common Stock. Each share of Preferred Stock will have 1,000 times the number of votes each share of the applicable series of Common Stock has on matters such series is entitled to vote on, which shall be voted together with the applicable series of Common Stock (and, accordingly, the Series C Junior Preferred Stock, like the Series C Common Stock, will not ordinarily have any voting power). Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of the applicable series of Common Stock. These rights are protected by customary antidilution provisions.
     Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the 1/1000th interest in a share of Preferred Stock purchasable upon exercise of each Series A Right, Series B Right and Series C Right should approximate the value of one share of Series A Common Stock, Series B Common Stock and Series C Common Stock, respectively.
     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Series A Common Stock (in the case of a Series A Right), Series B Common Stock (in the case of a Series B Right) or Series C Common Stock (in the case of a Series C Right), having a market value equal to two times the exercise price of the Right.
     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights Beneficially Owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in such transaction (or its parent) that at the time of such transaction have a market value equal to two times the exercise price of the Right.
     At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of shares of Common Stock representing 50% or more of the total number of votes entitled to be cast generally by the holders of the Common Stock then outstanding, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of 1/1000th of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
     At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     For so long as the Rights remain redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form S-4 dated [                    ], 2008. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

G-4